EXHIBIT A

                             JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock, par value $0.001 per share, of Ivany Mining, Inc., a Delaware corporation, is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below, in accordance with Rule 13d-1 under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated as of January 25, 2008

SPECTRA CAPITAL MANAGEMENT, LLC


By:  /s/  Gregory I. Porges
---------------------------
By:  Gregory Porges
Title: Managing Member



ARCLIGHT CAPITAL, LLC


By: /s/ Andrew C. Burton
---------------------------
By: Andrew C. Burton
Title: Managing Member



GREGORY I. PORGES


/s/ Gregory I. Porges
---------------------------
Gregory I. Porges



ANDREW C. BURTON


/s/ Andrew C. Burton
---------------------------
Andrew C. Burton